VENTAS, INC.

(a Delaware corporation)

● Shares of Common Stock

PURCHASE AGREEMENT

Dated:  December ●, 2002

i

SECTION 2. Sale and Delivery to Underwriters; Closing		14
(a)	Initial Securities	14
(b)	Option Securities	14
(c)	Payment	15
(d)	Denominations; Registration	16
SECTION 3. Covenants of the Company		16
(a)	Compliance with Securities Regulations and Commission Requests	16
(b)	Filing of Amendments	16
(c)	Delivery of Registration Statements	17
(d)	Delivery of Prospectuses	17
(e)	Continued Compliance with Securities Laws	17
(f)	Blue Sky Qualifications	17
(g)	Rule 158	18
(h)	Use of Proceeds	18
(i)	Listing	18
(j)	Restriction on Sale of Securities	18
(k)	Reporting Requirements	18
SECTION 4. Payment of Expenses		18
(a)	Expenses	19
(b)	Expenses of the Selling Stockholders	19
(c)	Termination of Agreement	19
(d)	Allocation of Expenses	19
SECTION 5. Conditions of Underwriters’ Obligations		20
(a)	Effectiveness of Registration Statements	20
(b)	Opinion of Counsel for Company	20
(c)	Opinion of Counsel for the Selling Stockholders	21
(d)	Opinion of Counsel for Underwriters	21
(e)	Officers’ Certificate	21
(f)	Certificate of the Selling Stockholder	21
(g)	Accountant’s Comfort Letter	21
(h)	Bring-down Comfort Letter	22
(i)	Approval of Listing	22
(j)	Lock-up Agreements	22
(k)	Form W-8 or W-9	22
(l)	Conditions to Purchase of Option Securities	22
	(i) Officers’ Certificate	22
	(ii) Opinion of Counsel for Company	22
	(iii) Opinion of Counsel for the Selling Stockholders	22
	(iv) Opinion of Counsel for Underwriters	23
	(v) Bring-down Comfort Letter	23
(m)	Additional Documents	23
(n)	Termination of Agreement	23

ii

SECTION 6. Indemnification.	23
(a) Indemnification of Underwriters by the Company and Ventas Realty	23
(b) Indemnification of the Underwriters by the Selling Stockholders	24
(c) Indemnification of Company, Directors and Officers and Selling Stockholders	25
(d) Actions against Parties; Notification	25
(e) Settlement without Consent if Failure to Reimburse	26
(f) Other Agreements With Respect to Indemnification	26
SECTION 7. Contribution	26
SECTION 8. Representations, Warranties and Agreements to Survive Delivery	28
SECTION 9. Termination of Agreement.	28
(a) Termination; General	28
(b) Liabilities	28
SECTION 10. Default by One or More of the Underwriters	29
SECTION 11. Default by One or More of the Selling Stockholders or the Company.	29
SECTION 12. Notices	30
SECTION 13. Parties	30
SECTION 14. GOVERNING LAW AND TIME	30
SECTION 15. Effect of Headings	31
SCHEDULES
Schedule A—List of Underwriters	Sch A-1
Schedule B—List of Selling Stockholders	Sch B-1
Schedule C—Pricing Information	Sch C-1
Schedule D—List of Subsidiaries	Sch D-1
Schedule E—List of Persons Subject to Lock-up	Sch E-1
EXHIBITS
Exhibit A-1—Form of Opinion of Company’s General Counsel	A-1
Exhibit A-2—Form of Opinion of Willkie Farr & Gallagher as special counsel to the Company	A-2
Exhibit A-3—Form of Opinion of Willkie Farr & Gallagher as special tax counsel to the Company’s	A-3
Exhibit A-4—Form of Opinion of Company’s Regulatory Counsel	A-4
Exhibit A-5—Form of Opinion of Selling Stockholders’ General Counsel	A-5
Exhibit A-6—Form of Opinion of Sullivan & Cromwell, as Special counsel for the Selling Stockholders	A-6
Exhibit B—Form of Lock-up Letter	B-1

iii

Draft of December •, 2002

VENTAS, INC.
(a Delaware corporation)
• Shares of Common Stock
(Par Value $.25 Per Share)
PURCHASE AGREEMENT
December •, 2002

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                    Incorporated
Banc of America Securities LLC
Legg Mason Wood Walker, Incorporated
UBS Warburg LLC
CIBC World Markets Corp.
SunTrust Capital Markets, Inc.
as Representatives of the several Underwriters
c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
                    Incorporated
North Tower
World Financial Center
New York, New York 10281-1209

Ladies and Gentlemen:

Ventas, Inc., a Delaware corporation (the “Company”), Ventas Realty, Limited Partnership, a Delaware limited partnership (“Ventas Realty”), and the persons listed in Schedule B hereto under the heading “Selling Stockholders” (the “Selling Stockholders”), confirm their respective agreements with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters”, which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch and Banc of America Securities LLC, Legg Mason Wood Walker, Incorporated, UBS Warburg LLC, CIBC World Markets Corp. and SunTrust Capital Markets, Inc. are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Company and the sale by the Selling Stockholders and the purchase by the Underwriters, acting severally and not jointly, of the respective number of shares of Common Stock, par value $.25 per share, of the Company (the “Common Stock”), (together with the related rights to purchase shares of Ventas, Inc.’s Series A Participating Preferred Stock (the “Rights”)) set forth in said Schedules A and B hereto, and with respect to the grant by the Selling Stockholders and the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of • additional shares of Common Stock, together with the related Rights, to cover over allotments, if any. The aforesaid • shares of Common Stock, together with the related Rights (together, the “Initial Securities”) to be purchased by the Underwriters and all or any part of the • shares of Common Stock, together with the related Rights, subject to the option described in Section 2(b) hereof (together, the “Option Securities”) are hereinafter called, collectively, the “Securities”.

The Company and Ventas Realty and the Selling Stockholders understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company and Ventas Capital Corporation, Ventas LP Realty, L.L.C. and Ventas Realty, Limited Partnership (collectively, the “Co-Registrants”) have filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-90756) and pre-effective amendment no. 1 thereto and a registration statement on Form S-3 (No. 333-101598) and pre-effective amendment no. 1 thereto for the registration of the Securities under the Securities Act of 1933, as amended (the “1933 Act”), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) or Rule 430A under the 1933 Act Regulations (“Rule 430A”). Such registration statements have been declared effective by the Commission and the Company has filed such post-effective amendments thereto as may be required prior to the execution of this Agreement and each such post-effective amendment has been declared effective by the Commission. Promptly after the execution and delivery of this Agreement, the Company will prepare and file a prospectus together with a related prospectus supplement in accordance with the provisions of Rule 430A and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. The information included in such prospectus and related prospectus supplement that was omitted from such registration statements at the time they became effective but that is deemed to be part of such registration statements at the time they became effective pursuant to paragraph (b) of Rule 430A is referred to as “Rule 430A Information.” Each (i) prospectus together with the related prospectus supplement, if any, used before such registration statements became effective, and (ii) any prospectus that omitted, as applicable, the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, are herein collectively called a “preliminary prospectus.” Such registration statements, including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time they became effective and including the Rule 430A Information are herein referred to together as, the “Registration Statements.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statements” shall include the Rule 462(b) Registration Statement. The final prospectus and the final prospectus supplement, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Underwriters for use in connection with the offering of the Securities are herein collectively called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statements, any preliminary prospectus or the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statements, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statements, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statements, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the “1934 Act”) which is incorporated by reference in the Registration Statements, such preliminary prospectus or the Prospectus, as the case may be.

The Underwriters do not intend to create, by this Agreement or otherwise, an association, joint venture or other relationship treated as a partnership for tax or any other purpose, and the Underwriters acknowledge that no such relationship is created hereby.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company and Ventas Realty represent and warrant to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agree with each Underwriter, as follows:

(i) Compliance with Registration Requirements. The Company and the Co-Registrants meet the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statements and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of either of the Registration Statements or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times the Registration Statements, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statements, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statements or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statements or Prospectus.

Each preliminary prospectus and the prospectuses filed as part of the Registration Statements as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii) Capitalization. As of September 30, 2002, the Company had an authorized capitalization as set forth in the Prospectus in the column entitled “Actual” in the rows labeled “Preferred Stock” and “Common Stock” under the caption “Capitalization.” All of the issued and outstanding shares of capital stock or other equity interests of the Company, including, without limitation, the Securities to be purchased by the Underwriters from the Selling Stockholders have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar right. Attached as Schedule D is a true and complete list identifying each subsidiary (as defined in the 1933 Act) of the Company, its jurisdiction of incorporation or formation, its stockholders and direct or indirect percentage equity ownership by the Company (all such entities, the “Subsidiaries”). All of the issued and outstanding shares of capital stock or other equity interests of each of the Subsidiaries have been duly and validly authorized and issued, are fully paid and (except in the case of general partnership interests) nonassessable, were not issued in violation of any preemptive or similar right and, except as set forth in the Prospectus, are owned by the Company, directly or indirectly through one or more Subsidiaries, free and clear of all Liens other than Liens (i) that will be discharged on or prior to the Closing Date or (ii) that are described in the Prospectus and secure indebtedness described in the Prospectus. There are no outstanding options, warrants or other rights to acquire or purchase, or instruments convertible into or exchangeable for, any shares of capital stock of any of the Subsidiaries. No holder of any securities of the Company or any of the Subsidiaries is entitled to have such securities registered (i) under the Registration Statements that have not been so registered or waived, or (ii) subsequent to the date hereof pursuant to any agreement not described in the Registration Statements or the Prospectus, except as disclosed in writing to the Underwriters. “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

(iii) Authorization and Description of Securities. The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non assessable; the Common Stock conforms in all material respects to all statements relating thereto contained in the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

(iv) Good Standing of the Company and its Subsidiaries. Each of the Company and its Subsidiaries (a) is a corporation, partnership or limited liability company duly organized and validly existing under the laws of the jurisdiction of its organization, (b) has all requisite corporate, partnership or limited liability company power and authority, and has all governmental licenses, authorizations, consents and approvals, necessary to own its property and carry on its business as now being conducted, except where the failure to obtain any such license, authorization, consent and approval is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect (as defined below) and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure to be so qualified and in good standing is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect (as defined below). Each of the Company and Ventas Realty has all requisite corporate or partnership power and authority to execute, deliver and perform all of its obligations under this Agreement and to consummate the transactions contemplated hereby. A “Material Adverse Effect” means any material adverse effect on the business, condition (financial or other), results of operations, performance or properties of Ventas and the Subsidiaries, taken as a whole.

(v) Authorization of Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company and Ventas Realty.

(vi) Absence of Defaults and Conflicts. Neither the Company nor any Subsidiary is in violation of its charter, bylaws or other constitutive documents. Except as described in the Registration Statements and the Prospectus, neither the Company nor any Subsidiary is (A) in default (or, with notice or lapse of time or both, would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note, indenture, mortgage, deed of trust, loan or credit agreement, lease, license, franchise agreement, authorization, permit, certificate or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of their assets or properties is subject (collectively, “Agreements and Instruments”) or (B) in violation of any law, statute, rule, regulation, judgment, order or decree of any domestic or foreign court with jurisdiction over any of them or any of their assets or properties or other governmental or regulatory authority, agency or other body, which, in the case of clauses (A) and (B), individually or in the aggregate, is reasonably likely to have a Material Adverse Effect. There exists no condition that, with notice, the passage of time or otherwise, would constitute a default by the Company or any Subsidiary under any such document or instrument or result in the imposition of any penalty or the acceleration of any indebtedness, other than penalties, defaults or conditions that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

(vii) Absence of Defaults and Conflicts Upon Consummation of Offering. None of the issuance, offer and sale of the Securities by the Company, the execution, delivery and performance of the Purchase Agreement by the Company or Ventas Realty or the consummation by the Company or Ventas Realty of the transactions contemplated herein and in the Registration Statements and the Prospectus violate or will violate, conflict with or constitute a breach of any of the terms or provisions of or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the creation or imposition of a lien, charge, or encumbrance on any property or assets of the Company or any Subsidiary pursuant to, (i) the charter, bylaws or other constitutive documents of the Company or any Subsidiary, (ii) any law, statute, rule or regulation applicable to the Company or any Subsidiary or their respective assets or properties, (iii) any judgment, order or decree of any domestic or foreign court or governmental agency or authority having jurisdiction over the Company or any Subsidiary or their respective assets or properties or (iv) any Agreements or Instruments and except in the case of clauses (ii) and (iv), for such violations, conflicts, breaches, defaults, consents, liens, charges or encumbrances that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect. No consents or waivers from any other person or entity are required for the execution, delivery and performance of this Agreement or the consummation of the issuance and sale of the Securities, other than such consents and waivers as have been obtained or will be obtained prior to the Closing Date and will be in full force and effect.

(viii) Absence of Proceedings. Except as set forth in the Registration Statements and Prospectus, there is no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Company or Ventas Realty, threatened or contemplated, to which the Company or any Subsidiary is or may be a party or to which the business, assets or property of such person is or may be subject, that is, (i) individually or in the aggregate, reasonably likely (a) to have a Material Adverse Effect, or (b) to interfere with or adversely affect the issuance of the Securities in any jurisdiction or adversely affect the consummation of the transactions contemplated by this Agreement and the Registration Statements, or (ii) that is otherwise required to be disclosed in the Registration Statements. Except as set forth in the Registration Statements and Prospectus, there is (A) no statute, rule, regulation or order that has been enacted, adopted or issued or, to the knowledge of the Company or Ventas Realty, that has been proposed by any governmental body or agency, domestic or foreign or (B) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company or any Subsidiary is or may be subject that (a) is required to be disclosed in the Registration Statements or (b) in the case of clauses (A) and (B) is, individually or in the aggregate, reasonably likely (1) to have a Material Adverse Effect, (2) to interfere with or adversely affect the issuance of the Securities in any jurisdiction or adversely affect the consummation of the transactions contemplated by this Agreement. Every request of any securities authority or agency of any jurisdiction for additional information with respect to the Securities that has been received by the Company or any Subsidiary or their counsel prior to the date hereof has been, or will prior to the closing date be, complied with in all material respects.

(ix) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company or Ventas Realty of their obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

(x) Absence of Labor Dispute. Except as is not reasonably likely to have a Material Adverse Effect, no labor disturbance by the employees of the Company or any Subsidiary exists or, to the knowledge of the Company or Ventas Realty, is imminent. The Company is not aware of any existing or imminent labor disturbance by the employees of Kindred Healthcare, Inc., which may reasonably be expected to result in a Material Adverse Effect.

(xi) Environmental Laws. Except as described in the Registration Statements and the Prospectus, the Company and each Subsidiary (A) is in compliance with, or not subject to costs or liabilities under, laws, regulations, rules of common law, orders and decrees, as in effect as of the date hereof, and any present judgments and injunctions issued or promulgated thereunder relating to pollution or protection of public and employee health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants applicable to it or its business or operations or ownership or use of its property (“Environmental Laws”), other than noncompliance or such costs or liabilities that, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect, and (B) possesses all permits, licenses or other approvals required under applicable Environmental Laws, except where the failure to possess any such permit, license or other approval is not reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect. All currently pending and, to the knowledge of the Company and Ventas Realty, threatened proceedings, notices of violation, demands, notices of potential responsibility or liability, suits and existing environmental conditions by any governmental authority to which any of the Company or Ventas Realty is subject that are reasonably likely to result in a Material Adverse Effect are fully and accurately described in all material respects in the Registration Statements and the Prospectus.

(xii) Possession of Licenses and Permits. The Company and each Subsidiary has (A) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has made all declarations and filings with, all applicable authorities, all self-regulatory authorities and all courts and other tribunals (each, an “Authorization”) necessary to engage in the business conducted by it in the, manner described in the Registration Statements and Prospectus, except where failure to hold such Authorizations is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect and (B) no knowledge that any governmental body or agency, domestic or foreign, is considering limiting, suspending or revoking any such Authorization, except where any such limitations, suspensions or revocations is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect. All such Authorizations are valid and in full force and effect, and the Company and each Subsidiary is in compliance with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect to such Authorizations, except for any invalidity, failure to be in full force and effect or noncompliance with any Authorization that is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

(xiii) Title to Property. The Company and each Subsidiary has good and marketable title in fee simple or a ground leasehold interest in all items of real property and good and marketable title to all personal property owned by each of them, in each case free and clear of all Liens, except (i) for Liens described in the Registration Statements and Prospectus and (ii) to the extent that the failure to have such title or the presence of such Liens is not, individually or in the aggregate, reasonably likely to result in a Material Adverse Effect. Any real property and buildings held under lease by the Company or any Subsidiary are held under valid, subsisting and enforceable leases, except to the extent that the failure to so hold such real property and buildings is not, individually or in the aggregate, reasonably likely to result in a Material Adverse Effect.

(xiv) Authorization, etc. of Leases. Each of the Company’s and its Subsidiaries’ leases, including the Master Leases (as defined below) and the master lease agreement, dated as of November 1, 2002, between Ventas Realty and certain entities related to Trans Healthcare, Inc., has been duly authorized by one or more of the Company and its Subsidiaries, as applicable, and is a valid and binding agreement of the Company and/or any such Subsidiary, and, to the knowledge of the Company and/or any such Subsidiary, each other party thereto, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought. To the knowledge of the Company and Ventas Realty, no lessee or sublessee of any portion of any of the properties owned or leased by the Company and/or any Subsidiary is in default under its respective lease and there is no event which, but for the passage of time or the giving of notice or both, would constitute a default under any such lease, except as described in the Registration Statements and Prospectus and except for such defaults that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect. The term “Master Leases” refers to (i) the four amended and restated master lease agreements, dated as of April 20, 2001, between Ventas Realty and Kindred Healthcare Inc. and Kindred Healthcare Operating, Inc., and (ii) the master lease agreement, dated as of December 12, 2001, between Ventas Finance I, LLC (successor by assignment to Ventas Realty) and Kindred Healthcare Inc. and Kindred Healthcare Operating, Inc.

(xv) Qualification as a REIT. The Company meets the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986 (the “Code”).

(xvi) Possession of Intellectual Property. The Company and each Subsidiary owns, possesses or has the right to employ all patents, patent rights, licenses, inventions, copyrights, know-how, trademarks, service marks, trade names and other intellectual property (collectively, the “Intellectual Property”) necessary to conduct the businesses operated by them as described in the Registration Statements, except where the failure to own, possess or have the right to employ such Intellectual Property is not reasonably likely to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received any notice of infringement of or conflict with (and neither knows of any such infringement or a conflict with) asserted rights of others with respect to any of the foregoing that, if such assertion of infringement or conflict were sustained, is reasonably likely to have a Material Adverse Effect. To the knowledge of the Company and Ventas Realty, the use of the Intellectual Property in connection with the business and operations of the Company and the Subsidiaries does not infringe on the rights of any person, except for such infringement as is not reasonably likely to have a Material Adverse Effect, and neither the Company nor any Subsidiary has received any notice of, and otherwise has no knowledge of, any threatened or existing action, suit, proceeding or claim by any person challenging use of the Intellectual Property by the Company and the Subsidiaries.

(xvii) Tax Returns and Payment of Taxes. All tax returns required to be filed by the Company and each Subsidiary have been filed in all jurisdictions where such returns are required to be filed; and all taxes, including withholding taxes, value added and franchise taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which reserves have been provided in accordance with generally accepted accounting principles or those currently payable without penalty or interest and except where the failure to make such required filings or payments is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect. Except as described in the Registration Statements and the Prospectus, neither the Company nor any Subsidiary has knowledge of any material proposed additional tax assessments against the Company or any of the Subsidiaries or their assets or property.

(xviii) Certain ERISA matters. Neither the Company nor any of the Subsidiaries has any liability for any prohibited transaction or accumulated funding deficiency (within the meaning of Section 412 of the Code) or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to which the Company or any Subsidiary makes or ever has made a contribution and in which any employee of the Company or any Subsidiary is or has ever been a participant. With respect to such plans, the Company and each Subsidiary is in compliance in all material respects with all applicable provisions of ERISA.

(xix) Investment Company Act. Neither the Company nor any Subsidiary is, nor upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will be, an “investment company” or a company “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(xx) Insurance for Leased Properties. The Company and each Subsidiary maintains or causes to be maintained by the lessee under the leases for its properties insurance covering its properties (including title to its properties), assets, operations, personnel and businesses, and such insurance is of such type and in such amounts in accordance with customary industry practice and in the Company’s reasonable judgment sufficient to protect the Company and the Subsidiaries and their businesses.

(xxi) Accounting and Other Controls. The Company and each Subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxii) No Material Adverse Change in Business. As of September 30, 2002, neither the Company nor any Subsidiary had any material liabilities or obligations, direct or contingent, that were not set forth in the Company’s consolidated balance sheet as of such date, or in the notes thereto, set forth in the Registration Statements and the Prospectus, or otherwise described therein, other than the performance by the Company of its obligations under ordinary course executory contracts that are not in default, that could not reasonably be expected to have a Material Adverse Effect and that are not required by GAAP, as modified by the 1933 Act, the 1933 Act Regulations, the Securities Exchange Act of 1934 Act (the “1934 Act”) and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), to be disclosed on a regularly prepared balance sheet or in the notes thereto. Since the respective dates as of which information is given in the Registration Statements and the Prospectus, except as otherwise stated therein, (a) neither the Company nor any Subsidiary has (1) incurred any liabilities or obligations, direct or contingent, that is, individually or in the aggregate, reasonably likely to have a Material Adverse Effect, or (2) entered into any material transaction not in the ordinary course of business, (b) there has not been any event or development in respect of the business or condition (financial or other) of the Company and the Subsidiaries that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect and (c) there has not been any change in the long-term debt of the Company or any of the Subsidiaries or in the authorized capitalization of the Company.

(xxiii) Independent Accountants and Financial Statements. Ernst & Young LLP is an independent public accountant as required by the 1933 Act and the 1933 Act

Regulations. The historical financial statements, together with the related financial schedules and notes thereto, included in the Registration Statements and the Prospectus present fairly in all material respects the consolidated financial position and results of operations of the Company and its subsidiaries at the respective dates and for the respective periods indicated. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods presented (except as disclosed in the Registration Statements and the Prospectus). The supporting schedules, if any, included in the Registration Statements present fairly in accordance with GAAP the information required to be stated therein. The summary selected financial information included in the Registration Statements and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statements. The other financial and statistical information and data included in the Prospectus are accurately presented in all material respects and prepared on a basis consistent with the financial statements and the books and records of the Company and the Subsidiaries. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statements or the Prospectus that are not so included as required.

(xxiv) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statements and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and 1934 Act Regulations, as applicable, and, when read together with the other information in the Prospectus, at the time the Registration Statements became effective, at the time the Prospectus was issued and at the Closing Time (and if any Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(xxv) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statements, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required and such descriptions are correct in all material respects.

(xxvi) No Stabilization or Manipulation. None of the Company or any Subsidiary or, to the best of their knowledge, any of their directors, officers or affiliates has taken or will take, directly or indirectly, any action designed to, or that could be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities in violation of Regulation M under the 1934 Act.

(xxvii) Underwriting. Except as described in the section of the Prospectus entitled “Plan of Distribution,” there are no contracts, agreements or understandings between the Company or any Subsidiary and any other person that would give rise to a valid claim against the Company, any Subsidiary or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the issuance, purchase and sale of the Securities.

(xxviii) Statistical and Other Data. All (A) statistical and market-related data and (B) data (including financial information) with respect to Kindred Healthcare Inc. included in the Registration Statements, the Prospectus and any marketing materials used in connection with the offering are based on or derived from sources that the Company and Ventas Realty reasonably believe to be accurate in all material respects or represent the Company’s and Ventas Realty’s good faith estimates that are made on the basis of data derived from sources the Company and Ventas Realty reasonably believe to be reliable and accurate in all material respects.

(b) Representations and Warranties by the Selling Stockholders. Each Selling Stockholder severally represents and warrants to each Underwriter and the Company as of the date hereof, as of the Closing Time, and, if the Selling Stockholder is selling Option Securities on a Date of Delivery, as of each such Date of Delivery, and agrees with each Underwriter and the Company, as follows:

(i) Accurate Disclosure. With respect to such Selling Stockholder, to the extent that any statements or omissions made in the Registration Statements, any preliminary prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein, such preliminary prospectus and the Registration Statements did, and the Prospectus and any further amendments or supplements to the Registration Statements and the Prospectus, when they became effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the 1933 Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(ii) Authorization of Agreements. Such Selling Stockholder has the full right, power and authority to enter into this Agreement and to sell, transfer and deliver the Securities to be sold by such Selling Stockholder under this Agreement. The execution and delivery of this Agreement, the sale and delivery of the Securities to be sold by such Selling Stockholder, the consummation by such Selling Stockholder of the transactions contemplated under this Agreement and compliance by such Selling Stockholder with its obligations under this Agreement have been duly authorized by such Selling Stockholder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by such Selling Stockholder or any property or assets of such Selling Stockholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder may be bound, or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of such Selling Stockholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Stockholder or any of its properties.

(iii) Valid and Marketable Title. Such Selling Stockholder is the record and beneficial owner of the Securities to be sold by such Selling Stockholder under this Agreement, in each case free and clear of any Lien, other than pursuant to this Agreement. Upon payment for the Securities to be sold by such Selling Stockholder to the Underwriters as provided herein, the delivery of such Securities to such nominee as may be designated by The Depository Trust Company (“DTC”), the registration of such Securities in the name of such nominee and the crediting by book entry of such Shares on the records of DTC to one or more “securities accounts” (as defined in Section 8-501 of the New York Uniform Commercial Code (the “UCC”)), in the name of each of the Underwriters (assuming that neither the Underwriters nor DTC have notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Securities or any security entitlement (as defined in Section 8-102 of the UCC) in respect thereof)), (A) DTC shall be a protected purchaser of such Securities within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, each of the Underwriters will acquire a security entitlement in respect of such Securities and (C) no action based on an adverse claim (as defined in Section 8-102 of the UCC) to such Securities may be asserted against any of the Underwriters. For purposes of this paragraph only, “Lien” shall mean any security interest, mortgage, pledge, lien, encumbrance, claim, equity or charge of any kind.

(iv) Absence of Manipulation. Such Selling Stockholder has not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Securities in violation of Regulation M under the 1934 Act.

(v) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by such Selling Stockholder of its obligations under this Agreement or in connection with the offer, sale and delivery by such Selling Stockholder of the Securities under this Agreement or the consummation by such Selling Stockholder of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations and state securities laws.

(vi) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus, such Selling Stockholder will not, without the prior written consent of Merrill Lynch, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise lend, transfer or dispose of, directly or indirectly, any share of Common Stock whether now owned or hereafter acquired by such Selling Stockholder or with respect to which such Selling Stockholder has or hereafter acquires the power of disposition, or file, or request or demand that the Company file, any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock, in cash or otherwise. The foregoing sentence shall not apply to the Securities to be sold under this Agreement.

(vii) Certificates Suitable for Transfer. Certificates for all of the Securities to be sold by such Selling Stockholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, will be placed in custody with the transfer agent with irrevocable conditional instructions to deliver such Securities to the Underwriters pursuant to this Agreement.

(viii) No Association with NASD. Neither such Selling Stockholder, nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article I, Paragraph (dd) of the By-laws of the National Association of Securities Dealers, Inc. (the “NASD”)) any member firm of the NASD.

(c) Officer’s Certificates. Any certificate signed by any officer of the Company, Ventas Realty or any Subsidiary delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Stockholders as such and delivered to Merrill Lynch, the Representatives or counsel to the Underwriters shall be deemed a representation and warranty by such Selling Stockholder to the Underwriters as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and each Selling Stockholder, severally and not jointly, agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company and each Selling Stockholder, at the price per share set forth in Schedule C, the number of Initial Securities set forth in Schedule A or B opposite the name of such Underwriter, Selling Stockholder or the Company, as the case may be, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof. The Underwriters acknowledge that the Initial Securities are being purchased ex-dividend with respect to the January 3, 2003 dividend.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each Selling Stockholder hereby grants an option to the Underwriters, severally and not jointly, to purchase up to the additional number of shares of Common Stock specified with respect to such Selling Stockholder in the column entitled “Maximum Number of Option Securities” on Schedule B hereto (• shares of Common Stock in the aggregate for all Selling Stockholders) and the

Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional • shares of Common Stock, in each case at the price per share set forth in Schedule C, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. If the Underwriters elect to exercise the option hereby granted by the Selling Stockholders and the Company in part, the Underwriters hereby agree to purchase all of the Options Securities of the Selling Stockholders prior to purchasing any Option Securities of the Company; if less than all of the Option Securities of the Selling Stockholders are to be purchased, then the Underwriters shall purchase from each Selling Stockholder a number of Option Securities equal to the portion of the total number of Option Securities then being purchased which the number of Option Securities set forth in Schedule B opposite the name of such Selling Stockholder bears to the total number of Option Securities of all Selling Stockholders, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time, only for the purpose of covering over allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Selling Stockholders and the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

(c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Debevoise & Plimpton, 919 Third Avenue, New York, New York 10022, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

Payment shall be made to the Company and the Selling Stockholders by wire transfer of immediately available funds to a bank account designated by the Company and the Selling Stockholders, as the case may be, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

SECTION 3. Covenants of the Company. The Company and Ventas Realty, jointly and severally, covenant with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. During the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, the Company, subject to Section 3(b), will comply with the requirements of Rule 430A and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to either of the Registration Statements shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to either of the Registration Statements or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of either of the Registration Statements or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Filing of Amendments. During the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, the Company will give the Representatives notice of its intention to file or prepare any amendment to either of the Registration Statements (including any filing under Rule 462(b)), or any amendment, supplement or revision to either the prospectus included in either of the Registration Statements at the time they became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver upon request, which may be oral, to the Representatives and counsel for the Underwriters, without charge, signed copies of both of the Registration Statements as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of both of the Registration Statements as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of both of the Registration Statements and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies in connection with the offering of the Securities or as required or permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statements or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statements or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statements or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statements and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statements and any Rule 462(b) Registration Statement.

(g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner described in the Prospectus under “Use of Proceeds”.

(i) Listing. The Company will use its best efforts to effect and maintain the listing of the Securities on the New York Stock Exchange.

(j) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus or (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan.

(k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statements (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be reasonably required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of a reasonable number of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities and (ix) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange.

(b) Expenses of the Selling Stockholders. The Selling Stockholders, jointly and severally, will pay all expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by this Agreement, including (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Securities to the Underwriters and (ii) the fees and disbursements of their respective counsel and accountants.

(c) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company and Ventas Realty shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 11(a) hereof, the defaulting Selling Stockholder(s) shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

(d) Allocation of Expenses. The provisions of this Section shall not affect any agreement that the Company and the Selling Stockholders may make for the sharing of such costs and expenses.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company, Ventas Realty and the Selling Stockholders contained in Section 1 hereof or in certificates of any officer of the Company, Ventas Realty or any Subsidiary or on behalf of any Selling Stockholder delivered pursuant to the provisions hereof, to the performance by the Company, Ventas Realty and the Selling Stockholders of their covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statements. Each of the Registration Statements, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of either of the Registration Statements shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus, together with a related prospectus supplement, containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

(b) Opinion of Counsel for Company. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of:

(i) T. Richard Riney, general counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A-1 hereto and to such further effect as counsel to the Underwriters may reasonably request;

(ii) Willkie Farr & Gallagher, as counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A-2 hereto and to such further effect as counsel to the Underwriters may reasonably request;

(iii) Willkie Farr & Gallagher, as tax counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A-3 hereto and to such further effect as counsel to the Underwriters may reasonably request; and

(iv) Latham & Watkins, as regulatory counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A-4 hereto and to such further effect as counsel to the Underwriters may reasonably request.

(c) Opinion of Counsel for the Selling Stockholders. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of:

(i) Christi R. Sulzbach, general counsel of Tenet Healthcare Corporation, or Richard B. Silver, assistant general counsel of Tenet Healthcare Corporation, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A-5 hereto and to such further effect as counsel to the Underwriters may reasonably request.

(ii) Sullivan & Cromwell, counsel for each of the Selling Stockholders, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letters for each of the other Underwriters to the effect set forth in Exhibit A-6 hereto and to such other effect as counsel for the Underwriters may reasonably request.

(d) Opinion of Counsel for Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Debevoise & Plimpton, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters in form and substance reasonably satisfactory to the underwriters.

(e) Officers’ Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the business, condition, financial or otherwise, results of operations, performance or properties of the Company and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Chief Executive Officer and President of the Company, the Chief Financial Officer of the Company and the Chief Accounting Officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company and Ventas Realty have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statements has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

(f) Certificate of the Selling Stockholders. At Closing Time, the Representatives shall have received a certificate of each Selling Stockholder, dated as of the Closing Time, to the effect that (i) the representations and warranties of each Selling Stockholder contained in Section 1(b) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of Closing Time and (ii) each Selling Stockholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to Closing Time.

(g) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter dated such date, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statements and the Prospectus.

(h)    Bring-down Comfort Letter.    At Closing Time, the Representatives shall have received from Ernst & Young LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

(i)    Approval of Listing.    At Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

(j)    Lock-up Agreements.    At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit B hereto signed by the persons listed on Schedule E hereto.

(k)    Form W-8 or W-9.    At the date of this Agreement, the Representatives shall have received forms W-8 or W-9, as required, signed by each Selling Stockholder.

(l)    Conditions to Purchase of Option Securities.    In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i)    Officers’ Certificate.    A certificate, dated such Date of Delivery, of the Chief Executive Officer and President, the Chief Financial Officer and the Chief Accounting Officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

(ii)    Opinion of Counsel for Company.    The favorable opinions of (1) T. Richard Riney, general counsel for the Company, (2) Willkie Farr & Gallagher, as counsel for the Company, (3) Willkie Farr & Gallagher, as tax counsel for the Company, and (4) Latham & Watkins, as regulatory counsel for the Company, each in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iii)    Opinion of Counsel for the Selling Stockholders.     The favorable opinions of (1) Christi R. Sulzbach, general counsel of Tenet Healthcare Corporation, or Richard B. Silver, assistant general counsel of Tenet Healthcare Corporation, and (2) Sullivan & Cromwell, as counsel for the Selling Stockholders selling Option Securities, each in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of

Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(iv)    Opinion of Counsel for Underwriters.    The favorable opinion of Debevoise & Plimpton, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

(v)     Bring-down Comfort Letter.    A letter from Ernst & Young LLP, in form and substance reasonably satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(h) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

(m)    Additional Documents.    At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Stockholders in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(n)    Termination of Agreement.    If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

SECTION 6.  Indemnification.

(a)    Indemnification of Underwriters by the Company and Ventas Realty.    The Company and Ventas Realty, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, the agents, employees, officers and directors of each of the Underwriters and the agents, employees, officers and directors of any such controlling person as follows:

(i)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made therein in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statements (or any amendment thereto), including the Rule 430A Information deemed to be a part thereof, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); provided, further, that such indemnity with respect to the preliminary prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such person) from whom the person asserting any such loss, damage, expense, liability or claim purchased the Securities that are the subject thereof if the Prospectus corrected any such alleged untrue statement or omission and if such Underwriter failed to send or give a copy of the Prospectus to such person at or prior to the written confirmation of the sale of such Securities to such person, unless the failure is the result of non-compliance by any of the Company or Ventas Realty with paragraph (d) of Section 3 hereof. This indemnity agreement will be in addition to any liability that the Company or Ventas Realty may otherwise have, including, but not limited to, liability under this Agreement.

(b) Indemnification of the Underwriters by the Selling Stockholders. The Selling Stockholders jointly and severally agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a)(1) of this Section, as incurred, but only with reference to information furnished in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statements (or any amendment thereto), any preliminary prospectuses or the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus. Notwithstanding the foregoing and any provisions in Section 6(a), the aggregate liability of any such Selling Stockholder pursuant to this Section 6(b) shall be limited to the net proceeds received by such Selling Stockholder from the Securities purchased by the Underwriters from such Selling Stockholder pursuant to this Agreement; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information relating to such Underwriters furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statements (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); provided, further, that such indemnity with respect to the preliminary prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such person) from whom the person asserting any such loss, damage, expense, liability or claim purchased the Securities that are the subject thereof if the Prospectus corrected any such alleged untrue statement or omission and if such Underwriter failed to send or give a copy of the Prospectus to such person at or prior to the written confirmation of the sale of such Securities to such person, unless the failure is the result of non-compliance by any of the Company or Ventas Realty with paragraph (d) of Section 3 hereof. This indemnity agreement will be in addition to any liability that the Selling Stockholders may otherwise have, including, but not limited to, liability under this Agreement.

(c) Indemnification of Company, Directors and Officers and Selling Stockholders. Each Underwriter severally agrees to indemnify and hold harmless the Company, Ventas Realty, each of their directors, each of their officers who signed the Registration Statements, and each person, if any, who controls the Company or Ventas Realty within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each of their respective agents, employees, officers and directors and the agents, employees, officers and directors of any such controlling person and each Selling Stockholder and each person, if any, who controls each Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each of their respective agents, employees, officers and directors and the agents, employees, officers and directors of any such controlling person, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions relating to such Underwriter, made in the Registration Statements (or any amendment thereto), including the Rule 430A Information or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information relating to such Underwriter furnished to the Company or Ventas Realty by such Underwriter through Merrill Lynch expressly for use in the Registration Statements (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

(d) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder, except to the extent it is materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) and 6(b) above, counsel to the indemnified parties shall be selected by Merrill Lynch, subject to the reasonable approval of the indemnifying party, and, in the case of parties indemnified pursuant to Section 6(c) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement; provided, that an indemnifying party shall not be liable for any such settlement effected without its consent if such indemnifying party (1) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (2) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

(f) Other Agreements With Respect to Indemnification. The provisions of this Section shall not affect any agreement among the Company, Ventas Realty and the Selling Stockholders with respect to indemnification.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, Ventas Realty and the Selling Stockholders on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause

(i) above but also the relative fault of the Company, Ventas Realty and the Selling Stockholders on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, Ventas Realty and the Selling Stockholders on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Stockholders and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

The relative fault of the Company, Ventas Realty, and the Selling Stockholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, Ventas Realty, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission and (ii) no Selling Stockholder shall be required to contribute any amount in excess of the amount of the total net proceeds received by such Selling Stockholder from the sale of Securities pursuant to this Agreement or on a basis other than as specified in Section 6(b).

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, Ventas Realty, each officer of the Company who signed the Registration Statements, and each person, if any, who controls the Company or any Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company, Ventas Realty or such Selling Stockholder, as the case may be. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint. The Selling Stockholders’ respective obligations to contribute pursuant to this Section 7 are joint.

The provisions of this Section shall not affect any agreement among the Company, Ventas Realty and the Selling Stockholders with respect to contribution.

SECTION 8.    Representations, Warranties and Agreements to Survive Delivery.    All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, Ventas Realty, any of the Company’s Subsidiaries or any of the Selling Stockholders submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

SECTION 9.     Termination of Agreement.

(a)    Termination; General.    The Representatives may terminate this Agreement, by notice to the Company and the Selling Stockholders, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto), any material adverse change in the business, condition, financial or otherwise, results of operations, performance, properties or business prospects of the Company and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

(b)    Liabilities.    If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in

Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

SECTION 10.    Default by One or More of the Underwriters.     If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a)    if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b)    if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company and the Selling Stockholders to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company and the Selling Stockholders to sell the relevant Option Securities, as the case may be, either the Representatives or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11.    Default by One or More of the Selling Stockholders or the Company.

(a)    If a Selling Stockholder shall fail at Closing Time or at a Date of Delivery to sell and deliver the number of Securities which such Selling Stockholder or Selling Stockholders are obligated to sell hereunder, then the Underwriters may, at option of the Representatives, by notice from the Representatives to the Company and the non-defaulting Selling Stockholders, either (a) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect or (b) elect to purchase the Securities which the non-defaulting Selling Stockholders and the Company have agreed to sell hereunder. No action taken pursuant to this Section 11 shall relieve any Selling Stockholder so defaulting from liability, if any, in respect of such default.

In the event of a default by any Selling Stockholder as referred to in this Section 11, each of the Representatives, the Company and the non-defaulting Selling Stockholders shall have the right to postpone Closing Time or Date of Delivery for a period not exceeding seven days in order to effect any required change in the Registration Statements or Prospectus or in any other documents or arrangements.

(b) If the Company shall fail at Closing Time or at the Date of Delivery to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at North Tower, World Financial Center, New York, New York 10281-1201, attention of Syndicate Operations, with a copy to Debevoise & Plimpton, 919 Third Avenue, New York, New York 10022, attention of Michael W. Blair and Steven J. Slutzky; and notices to the Company and Ventas Realty shall be directed to it at 4360 Brownsboro Road, Suite 115, Louisville, Kentucky 40207-1642, attention of T. Richard Riney, General Counsel, with a copy to Willkie Farr & Gallagher, 787 Seventh Avenue, New York, NY 10019, attention of Maurice M. Lefkort; and notices to the Selling Stockholders shall be directed to them at Tenet Healthcare Corp., 3820 State Street, Santa Barbara, CA 93105, attention of Christi R. Sulzbach, General Counsel, with a copy to Sullivan & Cromwell, 1888 Century Park East, Los Angeles, CA 90067, attention of Steven B. Stokdyk.

SECTION 13. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Selling Stockholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Selling Stockholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Selling Stockholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 14. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO CONFLICTS OF LAW

PRINCIPLES THEREOF. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 15.    Effect of Headings.    The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Selling Stockholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters, the Company and the Selling Stockholders in accordance with its terms.

Very truly yours,

VENTAS, INC.

By

Name:
Title:

VENTAS REALTY, LIMITED PARTNERSHIP
By: Ventas, Inc., its General Partner

By

Name:
Title:

NME PROPERTIES, INC.

By

Name:
Title:

NME PROPERTY HOLDING CO., INC.

By

Name:
Title:

CONFIRMED AND ACCEPTED,
    as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
                             INCORPORATED
BANC OF AMERICA SECURITIES LLC
LEGG MASON WOOD WALKER, INCORPORATED
UBS WARBURG LLC
CIBC WORLD MARKETS CORP.
SUNTRUST CAPITAL MARKETS, INC.

By:	MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By

Authorized Signatory

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

SCHEDULE A

Name of Underwriter	Number of Initial Securities
Merrill Lynch, Pierce, Fenner & Smith Incorporated	•
Banc of America Securities LLC	•
Legg Mason Wood Walker, Incorporated	•
UBS Warburg LLC	•
CIBC World Markets Corp.	•
SunTrust Capital Markets, Inc.	•

Total	•

Sch A-1

SCHEDULE B

	Number of Initial Securities	Maximum Number of Option Securities
Ventas, Inc.	•	•

Selling Stockholders

NME Properties, Inc.	•	•

NME Property Holding Co., Inc.	•	•

Sch B-1

SCHEDULE C

Ventas, Inc.

• Shares of Common Stock
(Par Value $.25 Per Share)

1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $•.

2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $•, being an amount equal to the initial public offering price set forth above less $• per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Sch C-1

SCHEDULE D

Subsidiary	Jurisdiction of Incorporation	Stockholders or Equity Owners, as the Case May Be	% Owned Directly or Indirectly by Ventas Inc.
Ventas Realty, Limited Partnership	Delaware	Ventas, Inc. (GP) Ventas LP Realty, LLC (LP)	100%

Ventas LP Realty, LLC	Delaware	Ventas, Inc.	100%

Ventas Finance I, LLC	Delaware	Ventas Finance I, Inc.	100%

Ventas Finance I, Inc.	Delaware	Ventas, Inc.	100%

Ventas Specialty I, LLC	Delaware	Ventas Specialty I, Inc.	100%

Ventas Specialty I, Inc.	Delaware	Ventas, Inc.	100%

Ventas Capital Corporation	Delaware	Ventas Realty, Limited Partnership	100%

Ventas TRS, LLC	Delaware	Ventas Realty	100%

Ventas Healthcare Properties, Inc.	Delaware	Ventas, Inc.	100%

Sch D-1

SCHEDULE E

Debra A. Cafaro
Mary L. Smith
W. Bruce Lunsford
Douglas Crocker, II
Ronald G. Geary
Jay M. Gellert
T. Richard Riney
Gary W. Loveman
Sheli Z. Rosenberg
Richard A. Schweinhart
Raymond J. Lewis